SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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MACROSHARES HOUSING DEPOSITOR, LLC

(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State of Incorporation or Organization)	26-1501411 (I.R.S. Employer Identification No.)
73 Green Tree Drive #9 Dover, Delaware (Address of Principal Executive Offices)	19904 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Act and is effective pursuant to General Instruction A.(d) please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-151522

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
MacroShares Major Metro Housing Up Shares	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:  (None)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrants' Securities to be Registered.

See the information set forth under the headings "Description of the Up MacroShares" and "Description of the Trust Agreements" in the Prospectus of the Registrant, as filed with the Securities and Exchange Commission on June 25, 2009.

Item 2.

Exhibits.

4.1.1	MacroShares Major Metro Housing Up Trust Agreement, dated July 11, 2008*
4.1.2	Form of Amended and Restated MacroShares Major Metro Housing Up Trust Agreement**
4.3.1	Form of Participants Agreement*
4.4.1	Form of 2002 ISDA Master Agreement*
4.4.2	Form of Schedule to 1992 ISDA Master Agreement*
4.5	Form of Income Distribution Agreement*
4.6	Form of Settlement Contract*

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*

Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement of the Registrant on Form S-1 (No. 333-151522) and the exhibits thereto, as filed on August 6, 2008.

**

Incorporated by reference to Pre-Effective Amendment No. 5 to the Registration Statement of the Registrant on Form S-1 (No. 333-151522) and the exhibits thereto, as filed on April 17, 2009

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Act of 1934, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 25, 2009

MACROSHARES HOUSING DEPOSITOR, LLC,

By:	/s/ SAMUEL MASUCCI
Name:	Samuel Masucci, III
Title:	President and Principal Executive Officer